UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56320	87-1137341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Hudson Boulevard East

New York, NY 10001

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 486-5800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2026, AB Commercial Real Estate Private Debt Fund, LLC (the “Company”) became party to that certain Master Repurchase Agreement, dated September 29, 2015 (the “Initial Agreement”) by and between Morgan Stanley Bank N.A. (“Morgan Stanley”) and the counterparties thereto, pursuant to that Second Amendment to the Initial Agreement, executed May 6, 2026 and dated May 1, 2026 (the “Second Amendment”). The Initial Agreement had been amended prior to the Second Amendment by that certain First Amendment to the Master Repurchase Agreement, dated June 1, 2021 (the “First Amendment”). The Initial Agreement as amended by the First Amendment and the Second Amendment is referred to herein as the “Repurchase Agreement.” Any capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Repurchase Agreement.

Pursuant to the Repurchase Agreement, from time to time, the Company (as Seller) may enter into transactions with Morgan Stanley (as Buyer) in which the Company sells securities or other assets to Morgan Stanley against the payment of funds, with a simultaneous agreement by Morgan Stanley to transfer such securities or other assets back to the Company at a date certain or on demand, against the transfer of funds by the Company (each, a “Transaction”).

Under the Repurchase Agreement, the purchase price to be paid by Morgan Stanley to the Company shall be an amount to be agreed upon for each Transaction. The Repurchase Price for each Transaction shall equal the sum of (i) the applicable purchase price for such Transaction, plus (ii) the accrued and unpaid Purchase Price Differential applicable to the Transaction (calculated as (a) a per annum rate equal to Term SOFR on a 360-day per year basis for the actual number of days during the period commencing on the purchase date of the Transaction and ending on the repurchase date applicable thereto, plus (b) an additional margin rate to be agreed upon for such Transaction), plus or minus (iii) any amounts paid by Morgan Stanley or the Company to one another in connection with a Margin Call exercised in connection with such Transaction. There is no set maturity date under the Repurchase Agreement, and the Repurchase Agreement may be terminated upon written notice delivered by either party.

Among other things, the First Amendment adjusted the base rate applicable to the Purchase Price Differential from LIBOR to an alternative reference rate (SOFR) and established mandatory passthrough of income derived from the assets underlying Transactions under the Repurchase Agreement. The Second Amendment, among other things, added the Company as a party to the Repurchase Agreement and set the minimum trigger amount for a Margin Call to $250,000.

The Repurchase Agreement contains representations, warranties, covenants, events of default and indemnities that are customary for an agreement of its type. The foregoing description is only a summary of the material terms of the Repurchase Agreement and is qualified in its entirety by reference to a copy of the agreements forming the Repurchase Agreement which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Master Repurchase Agreement, dated as of September 29, 2015, between Morgan Stanley Bank, N.A. and the counterparties listed on Exhibit I thereto.

Exhibit 10.2	Amendment No. 1 to the Master Repurchase Agreement, dated June 1, 2021, by and between Morgan Stanley Bank N.A. and the counterparties listed on Exhibit I to the Master Repurchase Agreement.

Exhibit 10.3	Amendment No. 2 to the Master Repurchase Agreement, executed May 6, 2026 and dated May 1, 2026, by and between Morgan Stanley Bank N.A., the Company and the other counterparties listed on Exhibit I thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2026	AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

	By:	/s/ Leon Hirth
Leon Hirth
Secretary